COCA-COLA BOTTLING CO. CONSOLIDATED
                             DIRECTOR DEFERRAL PLAN

1.       NAME AND EFFECTIVE DATE:

         This plan shall be known as the "Coca-Cola Bottling Co. Consolidated Director Deferral Plan" (the "Plan"). The Plan shall be effective as of January 1, 1998.

2.       PURPOSE AND INTENT:

         Coca-Cola Bottling Co. Consolidated (the "Company") establishes this Plan effective January 1, 1998 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of the director fees payable with respect to a year in accordance with the terms and provisions set forth herein. It is the intent of the Company that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time actually received by the director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3.       DEFINITIONS:

         For purposes of the Plan, the following terms shall have the following meanings:

         (a) "Account" means the account established and maintained on the books of the Company to record a Participant's interest under the Plan attributable to amounts credited to the Participant pursuant to paragraph 5(c) below, as adjusted from time to time pursuant to the terms of the Plan.

         (b) "Beneficiary" means the person(s) or entity(ies) designated by the Participant to receive the Participant's benefits under the Plan in the event of the Participant's death. Designation of a Participant's Beneficiary shall be made on such forms and pursuant to such procedures as determined by the Plan Administrator from time to time. If a Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant, then the Beneficiary shall be the Participant's surviving spouse, and if there is no surviving spouse, then the Participant's estate.

         (c) "Claim" means a claim for benefits under the Plan.

         (d) "Claimant" means a person making a Claim.

         (e) "Compensation Committee" means the committee of individuals who are serving from time to time as the members of the Compensation Committee of the Board of Directors of the Company.


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         (f) "Fees" means both (i) the annual retainer fee and (ii) any meetings fees payable to a Nonemployee Director under the Company's compensation policies for directors in effect from time to time.

         (g) "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company, but who is not an employee of the Company.

         (h) "Participant" means a Nonemployee Director who has elected to participate in the Plan as provided in paragraph 5(b) below.

         (i) "Plan Administrator" means the person or entity designated by the Compensation Committee as the Plan Administrator for purposes of the Plan.

         (j) "Plan Year" means the twelve (12) month period beginning January 1 and ending December 31.

         (k) "Single Sum Value" of the Account of a Participant who is receiving annual installments pursuant to paragraph 5(h) means the single sum present value of the installments determined as of the relevant determination date using for such purpose as the discount rate the same rate that was used in calculating the amount of the installments pursuant to paragraph 5(g) below.

4.       ADMINISTRATION:

         The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

5.       OPERATION:

         (a) Eligibility. Each Nonemployee Director shall be eligible to participate in the Plan.

         (b) Elections to Defer. A Nonemployee Director may become a Participant in the Plan by irrevocably electing, on a form provided by the Plan Administrator, to defer the Fees payable for a Plan Year to the Nonemployee Director. In order to be effective, a Nonemployee Director's election to defer must be executed and returned to the Plan Administrator on or before the date


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specified by the Plan Administrator for such purpose. Such election must normally be made prior to the beginning of the Plan Year to which the election relates. However, the Plan Administrator, in its sole and exclusive discretion, may determine that in certain circumstances an election may be made during a Plan Year if such determination is not inconsistent with the intent of the Plan expressed in paragraph 2 above.

         (c) Establishment of Accounts. The Company shall establish and maintain on its books an Account for each Participant. Each Account shall be designated by the name of the Participant for whom established. The amount of Fees deferred by a Participant shall be credited to the Participant's Account as of the date such Fees would have otherwise been paid to the Participant.

         (d)      Periodic Account Adjustments for Deemed Investments.

                  (i) Deemed Investment. The Plan Administrator shall from time to time designate one or more investment vehicle(s) in which the Accounts of Participants shall be deemed to be invested. The investment vehicle(s) may be designated by reference to the investments available under other plans sponsored by the Company. Each Participant shall designate the investment vehicle(s) in which his or her Account shall be deemed to be invested according to the procedures developed by the Plan Administrator. The Company shall be under no obligation to acquire or invest in any of the deemed investment vehicle(s) under this subparagraph, and any acquisition of or investment in a deemed investment vehicle by the Company shall be made in the name of the Company and shall remain the sole property of the Company.

                  (ii) Periodic Account Adjustments. Each Account shall be adjusted from time to time at such intervals as determined by the Plan Administrator. The amount of the adjustment shall equal the amount that each Participant's Account would have earned (or lost) for the period since the last adjustment had the Account actually been invested in the deemed investment vehicle(s) designated by the Participant for such period pursuant to paragraph 5(d)(i).

         (e)      Methods of Payment.

                  (i) Termination Prior to Age 65. If a Participant terminates service with the Company as a member of the Board of Directors of the Company prior to having attained age 65, then the Participant's Account shall be paid in a single cash payment in accordance with paragraph 5(f) below.

                  (ii) Termination At and After Age 65. If a Participant terminates service with the Company as a member of the Board of Directors of the Company after having attained age 65, then the Participant's Account shall be paid in either a single cash payment (in accordance with paragraph 5(f) below) or ten (10) annual installments (in accordance with paragraph 5(g) below) pursuant to the Participant's election. Such election shall be irrevocable and shall be made at the time the Participant first elects to defer Fees under the


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         Plan (or at such other time as determined by the Plan Administrator not inconsistent with the intent of the Plan expressed in paragraph 2 above).

         (f) Single Cash Payment. If a Participant to whom the single cash payment method applies terminates services with the Company as a member of the Board of Directors of the Company, such Participant's Account determined as of the date of such termination of services shall be paid to the Participant (or Beneficiary in case of death) as soon as practicable after such termination of service. Notwithstanding the foregoing, at the time a Participant first elects to defer Fees under the Plan (or at such other time as determined by the Plan Administrator not inconsistent with the intent of the Plan expressed in paragraph 2 above), the Participant may elect to have the payment of the Participant's Account deferred until the date the Participant attains age 65, provided that the Participant terminates service after having attained at least age 60 (i.e., the deferral to age 65 will not apply if the Participant terminates service prior to age 60). Such election shall be irrevocable and shall be made in such forms and pursuant to such procedures as established by the Plan Administrator from time to time.

         (g) Annual Installments. If a Participant to whom the annual installments method applies terminates service with the Company as a member of the Board of Directors of the Company, the amount of such annual installments shall be calculated and paid to the Participant (or Beneficiary in the case of death) pursuant to the provisions of this paragraph 5(g). The first installment shall be paid as soon as administratively practicable following such termination of service, and each subsequent installment shall be paid on or about the anniversary of the first installment payment. The amount of the annual installments shall be calculated, based on the balance in the Participant's Account determined as of the date of such termination of services, as ten (10) equal annual installments amortized over the payment period using an eight percent (8%) interest rate. If a Participant who has selected the annual installments method dies before any or all of the annual installments have been paid, such remaining annual installments shall be paid to the Participant's Beneficiary at such time as they would have otherwise been paid to the Participant had the Participant not died.

         (h) Other Payment Provisions. Subject to the provisions of paragraph 5(i) and paragraph 6 below, a Participant shall not be paid any portion of the Participant's Account prior to the Participant's termination of services as a member of the Board of Directors of the Company. Any payment hereunder shall be subject to applicable payroll and withholding taxes. In the event any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.

         (i) Withdrawals on Account of an Unforeseeable Emergency. A Participant who is in active service as a member of the Board of Directors of the Company may, in the Plan Administrator's sole discretion, receive a refund of all or any part of the amounts previously



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credited to the Participant's Account in the case of an "unforeseeable emergency". A Participant requesting a payment pursuant to this subparagraph (i) shall have the burden of proof of establishing, to the Plan Administrator's satisfaction, the existence of such "unforeseeable emergency", and the amount of the payment needed to satisfy the same. In that regard, the Participant shall provide the Plan Administrator with such financial data and information as the Plan Administrator may request. If the Plan Administrator determines that a payment should be made to a Participant under this subparagraph (i), such payment shall be made within a reasonable time after the Plan Administrator's determination of the existence of such "unforeseeable emergency" and the amount of payment so needed. As used herein, the term "unforeseeable emergency" means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an "unforeseeable emergency" shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be "unforeseeable emergencies" include the need to send a Participant's child to college or the desire to purchase a home. Withdrawals of amounts because of an "unforeseeable emergency" shall not exceed an amount reasonably needed to satisfy the emergency need.

         (j) Statements of Account. Each Participant shall receive an annual statement of the Participant's Account balance.

6.       AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN:

         The Board of Directors shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant's Account under the Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Participant. Notwithstanding the provisions of paragraph 5(e) and 5(g), in connection with any termination of the Plan the Board of Directors shall have the authority to cause the Accounts of all Participants to be paid in a single sum payment as of a date determined by the Board of Directors or to otherwise accelerate the payment of all Accounts in such manner as the Board of Directors shall determine in its discretion. In that regard, upon any termination of the Plan the amount of any payment to a Participant (or beneficiary of a deceased Participant) who is receiving annual installments pursuant to paragraph 5(g) shall be the Single Sum Value of the Participant's Account determined as of the selected determination date.

7.       CLAIMS PROCEDURES:

         (a) General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Plan Administrator within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a


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Claim to the Plan Administrator shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Administrator for its consideration in rendering its decision with respect thereto. The Plan Administrator shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

         (b) Notice of Decision of Plan Administrator. Each Claimant whose Claim has been denied by the Plan Administrator shall be provided written notice thereof, which notice shall set forth:

                  (i)      the specific reason(s) for the denial;

                  (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

         (c) Review of Decision of Plan Administrator. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Administrator denying the Claim. Such review shall be by the Compensation Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Administrator and shall be made by the written request of the Claimant or such Claimant's duly authorized representative of the Compensation Committee. In the event of appeal, the Claimant or such Claimant's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Compensation Committee. The Compensation Committee shall review the following:

                  (i) the initial proceedings of the Plan Administrator with respect to such Claim;

                  (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

                  (iii) such other material and information as the Compensation Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Administrator.



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The Compensation Committee may approve, disapprove or modify the decision of the
Plan Administrator, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Compensation Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Compensation Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Compensation Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

8.       APPLICABLE LAW:

         The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

9.       MISCELLANEOUS:

         A Participant's rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant. The Plan shall be binding on the Company and any successor in interest of the Company.

         IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Company as of the 18 day of December, 1997.


                                          COCA-COLA BOTTLING
                                          CO. CONSOLIDATED


                                          By: /s/ Robert D. Pettus, Jr.
                                              ---------------------------
                                          Name:Robert D. Pettus, Jr.
                                               --------------------------
                                          Title: Executive Vice-President and
                                                 -----------------------------
                                                  Assistant to the Chairman


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